[LETTERHEAD OF SULLIVAN & WORCESTER LLP]

                                                    Boston
                                                    January 29, 2001

The Trustees of
  Mercury HW Variable Trust
725 South Figueroa St., Suite 4000
Los Angeles, California 90017-5400

Ladies and Gentlemen:

      You have requested our opinion, as your special Massachusetts counsel, as to certain matters of Massachusetts law relating (i) to the organization and shares of Mercury HW Variable Trust, a trust with transferable shares under Massachusetts law (the "Trust"), and (ii) to the shares of beneficial interest, without par value, of the Trust's Mercury HW International Value VIP Series (the "VIP Series", and such shares of beneficial interest, the "Shares"). We understand that our opinion is requested in connection with the filing by the Trust with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Securities Act", and such Registration Statement, the "Registration Statement"), relating to the Shares (the "Subject Shares") to be issued by the VIP Series pursuant to an Agreement and Plan of Reorganization (the "Agreement") between the Trust and Merrill Lynch Variable Series Funds, Inc., a Maryland corporation ("Variable Series Fund"), under which the VIP Series is to acquire substantially all the assets, subject to liabilities, of the Merrill Lynch
International Equity Focus Fund ("Focus Fund"), one of the portfolios of Variable Series Fund (collectively, the "Reorganization"), and that you wish to file this letter with the SEC as an exhibit to the Registration Statement.

      The Trust was established pursuant to a Declaration of Trust dated February 4, 1997 (the "Original Declaration"), as amended by a Certificate of Amendment dated September 15, 2000, and supplemented by an Amended Certificate of Designation dated October 10, 1997 and Amended and Restated Certificates of Designation dated September 15, 2000 and January 5, 2001 (collectively, the "Certificate of Designation", and the Original Declaration, as so amended and supplemented, the "Declaration"). For purposes of rendering the opinions stated herein, we have examined and are familiar with the Declaration and the Bylaws of the Trust, as currently in effect, and we have reviewed: a proof of the Agreement which we are informed is substantially in the form to be filed as an exhibit to the Registration Statement; a proof of the Registration Statement which we are informed is substantially in the form to be filed with the SEC, including the form of the Proxy Statement/Prospectus (the "Prospectus") forming part thereof, relating to the Reorganization and the Subject Shares; records of the actions taken by yourselves to authorize the issuance and delivery of the Subject Shares to Focus Fund; certificates of officers of the Trust and of public officials as to matters of fact relevant to such opinions; and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law

The Trustees of
   Mercury HW Variable Trust          -2-                       January 29, 2001

and fact, as we have considered necessary or appropriate for purposes of giving such opinions. We call to your attention that, in doing so, we have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which we have not independently verified.

      Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of Massachusetts:

      1. The Trust is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

      2. The VIP Series has been duly established as a separate portfolio of the assets of the Trust pursuant to the Certificate of Designation.

      3. The Subject Shares have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action by the shareholders of the Trust or of the VIP Series is required in such connection.

      4. The Subject Shares, when duly issued and delivered to Variable Series Fund, acting on behalf of Focus Fund, in exchange for the assets, subject to liabilities, of Focus Fund, and their subsequent delivery to the shareholders of Focus Fund, all as contemplated by the Agreement, will be validly and legally issued, fully paid and nonassessable by the Trust or by the VIP Series.

      With respect to the opinion expressed in paragraph 4 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

      This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

      We consent to your filing this letter with the SEC as an exhibit to the Registration Statement, but we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                             Very truly yours,



                                             /s/ SULLIVAN & WORCESTER LLP